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                                                                   EXHIBIT 10.13

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") is made as of the 1st day of September 2002, by and between Sean Lafleur ("Executive") and MakeMusic! Inc. ("Company").

                                   WITNESSETH:

         WHEREAS, Company desires to employ Executive, and Executive desires to be employed by Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 CONFIDENTIAL INFORMATION. For the purposes of this Agreement, "Confidential Information" means any information not generally known to the public and proprietary to Company and includes, without limitation, trade secrets, inventions, and information pertaining to research, development, purchasing, marketing, selling, accounting, licensing, business systems, business techniques, customer lists, prospective customer lists, price lists, business strategies and plans, pending patentable materials and/or designs, design documentation, documentation of meetings, tests and/or test standards, or manuals whether in document, electronic, computer or other form. For example, Confidential Information may be contained in Company's customer lists, prospective customer lists, the particular needs and requirements of customers, the particular needs and requirements of prospective customers, and the identity of customers or prospective customers. Information shall be treated as Confidential Information irrespective of its source and any information which is labeled or marked as being "confidential" or "trade secret" shall be presumed to be Confidential Information.

         1.02 INVENTION. For purposes of this Agreement, the term "Invention" means ideas, discoveries, and improvements whether or not shown or described in writing or reduced to practice and whether patentable or not, relating to any of Company's present or future sales, research, or other business activities, or reasonably foreseeable business interests of Company.

                                   ARTICLE II
                      EMPLOYMENT, COMPENSATION AND BENEFITS

         2.01 EMPLOYMENT WITH COMPANY. Company hereby employs Executive, and Executive hereby accepts employment, as Chief Executive Officer and Chairman of the Board of Directors of Company.

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         2.02     DUTIES. Executive shall devote all necessary energies,
abilities and effort to the performance of his duties and responsibilities hereunder. Executive's principal place of employment will be in Minneapolis, Minnesota. Executive shall, subject to the directions and supervision of the Board of Directors of Company, have the duties and responsibilities more specifically described in Exhibit A attached hereto and made part hereof, and such other duties and responsibilities as may be designated from time to time by the Board of Directors of Company (collectively, the "Duties"), any and all of which duties and responsibilities may at any time be restricted, expanded or otherwise modified by the Board of Directors of Company in its sole and absolute discretion. Executive, at all times during his employment with Company, shall comply with Company's reasonable standards, regulations and policies as determined or set forth by the Company Board of Directors from time to time and as applicable to executive employees of Company.

         2.03 OUTSIDE ACTIVITIES. Company acknowledges and agrees that Executive will continue serving as Chairman of the Board of Directors of MakeMusic, SA; provided, however, that Executive shall at all times discharge the Duties to the satisfaction of the Board of Directors of Company and shall devote a majority of his time to the performance of the Duties.

         2.04 COMPENSATION. As compensation for the Duties to be performed by Executive hereunder, Executive shall receive the compensation described in Exhibit B attached hereto and made part hereof.

         2.05 FRINGE BENEFITS FROM COMPANY. In addition to cash compensation, Executive shall be eligible to receive fringe benefits as they may be made available to executive employees of Company and offered to Executive from time to time in the exclusive discretion of Company's Board of Directors. Such benefits may include, but are not limited to, qualified pension or retirement plans, health insurance and disability plans and deferred compensation agreements. Executive shall be eligible to participate in any and all other employee benefit plans and programs offered by Company from time to time, including, but not limited to, any medical, dental, short-term disability and life insurance coverage, stock option, or retirement plans, in accordance with the terms and conditions of those benefit plans and programs and on a basis consistent with that customarily provided to Company's executive employees.

         2.07 VACATION. In addition to the foregoing compensation and fringe benefits, Executive shall be entitled to a paid vacation equal to four (4) weeks per annum. Executive shall provide written notice to Company at least two (2) weeks prior to the date on which Executive desires his vacations to begin, provided, however, that the timing of any vacations shall be subject to prior approval by Company.

         2.08 EXPENSES. During the term of this Agreement, Executive shall be entitled to prompt reimbursement by Company for all reasonable, ordinary and necessary travel, entertainment and other business related expenses incurred by Executive (in accordance with the policies and procedures established by Company for executive employees from time to time) in the performance of his duties and responsibilities under this Agreement; provided, however, that Executive shall properly account for such expenses in accordance with federal, state and local tax requirements and Company's policies and procedures.

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                                   ARTICLE III
                                   TERMINATION

         3.01     EVENTS OF TERMINATION. Executive's employment with Company:

                  (a) May be terminated by mutual written agreement of Company and Executive.

                  (b) Shall terminate immediately upon the death of Executive.

                  (c) May be immediately terminated upon written notice from Company to Executive for cause, which shall mean the following:

                           (i) Failure of Executive to (a) faithfully, diligently or competently perform the material duties, requirements and responsibilities of his employment as contemplated by this Agreement or as assigned by Company's Board of Directors, or (b) take reasonable direction consistent with his position from the Company's Board of Directors; or

                           (ii) Failure of Executive to comply with the material, reasonable policies, regulations and directives of Company as in effect from time to time; or

                           (iii) Any act or omission on the part of Executive which constitutes a failure to comply with material provisions of this Agreement; or

                           (iv) Any act or omission on the part of Executive which is clearly and materially harmful to the reputation or business of Company, including, but not limited to, personal conduct of Executive which is inconsistent with federal and state laws respecting harassment of, or discrimination against, one or more of Company's employees; or

                           (v) Conviction of Executive of, or a guilty or nolo contendere plea by Executive with respect to, any crime punishable as a felony.

                  (d) May be terminated by Company or Executive upon 90 days' written notice to the other upon the commencement of a bankruptcy case filed by or against Company under the United States Code or other similar law.

                  (e) Shall terminate at the end of the month during which Executive reaches the normal retirement date established by Company for management employees of Company, but in no event earlier than the compulsory retirement age permitted under federal or similar law for management employees.

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                  (f)      May be terminated upon 90 days' written notice from
         Company to Executive without cause.

                  (g) May be terminated by Executive upon 90 days' written notice to Company in the event there is a change of control in Company and Executive notifies Company in writing within ninety (90) days of the occurrence of the change of control that Executive has decided to terminate his employment with Company. For purposes of this subparagraph 3.02(g), "change of control" shall mean (i) the acquisition by a single person or entity of the beneficial ownership of one hundred percent (100%) of the then outstanding shares of common stock of Company; or (ii) the consummation of a reorganization, merger or consolidation of Company (a "Business Combination"), unless, following such Business Combination, more than fifty percent (50%) of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote, as the case may be, of the entity resulting from such Business Combination are beneficially owned, directly or indirectly, by some of those who were beneficial owners of Company's shares of stock immediately prior to such Business Combination; or (iii) an acquisition of Company through the sale of substantially all of Company's assets and the consequent discontinuance of its business.

                  (h) May be terminated by Company upon 90 days' written notice to Executive upon the occurrence of a "Financial Change," which shall be defined as a substantial change in the financial or structural condition of Company and which shall include, but not be limited to,
         (i) the belief of Company's Board of Directors, in its sole discretion, that Company will not be able to raise at least One Million Five Hundred Thousand and No/100ths Dollars ($1,500,000) of financing by December 31, 2002 and (ii) any other event that substantially affects Company's available cash.

                  (i) May be terminated by Executive on 90 days' written notice to Company.

         3.02 COMPENSATION UPON TERMINATION OF EXECUTIVE'S EMPLOYMENT. In the event that Executive's employment with Company terminates the following provisions shall govern as applicable:

                  (a) If termination occurs pursuant to subparagraph 3.01(a), the agreement of the parties shall control.

                  (b) If termination occurs pursuant to subparagraphs 3.01(b), (c), (e) or (i), all benefits and compensation shall terminate as of the end of the month in which the termination occurs.

                  (c) If the termination occurs pursuant to subparagraph 3.01(d), all benefits and compensation shall terminate as of the termination date.

                  (d) If termination occurs pursuant to subparagraphs 3.01(f) or 3.01(g), Executive shall receive the following compensation:

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                           (i)      upon termination, a cash payments equal to
                  six (6) months of Executive's then current monthly base salary plus the equivalent of six months of bonus; and

                           (ii)     during a twelve month period after
                  termination of employment, Executive shall be entitled to additional compensation but only in the following cases: (A) in the event Executive is not gainfully employed after his termination of employment with Company, Company shall make monthly cash payments to Executive equal to fifty percent (50%) of Executive's monthly base salary plus bonus in effect at the time of termination of employment, which payments shall terminate at the earliest of the one year anniversary date of the date of termination of employment with Company or upon Executive commencing employment with another entity, or (B) in the event Executive is employed with another entity and his salary is lower than his base salary plus bonus in effect at the time of termination of employment with Company, Company shall make monthly cash payments to Executive equal to the lesser of (1) fifty percent (50%) of Executive's monthly base salary plus bonus in effect at the time of termination of employment or (2) the difference between Executive's salary received from his new employer and Executive's monthly base salary plus bonus at the time of termination of employment with Company, which payments shall terminate at the earliest of the one year anniversary date of the date of termination of employment with Company or at the time Executive's salary from his new employment is equal to or greater than Executive's base salary plus bonus at the time of termination of employment with Company. All payments pursuant to this subparagraph 3.02(d)(ii) shall be conditioned on Executive's confirmation, to Company's satisfaction, that he is actively seeking gainful employment.

                  (e) If termination occurs pursuant to subparagraph 3.01(h), Executive shall be entitled to compensation during a twelve month period after termination of employment but only in the following cases:

                           (i) In the event Executive is not gainfully employed with another entity after termination of employment with Company, Company shall make monthly cash payments to Executive equal to Executive's monthly base salary plus bonus in effect at the time of termination of employment, which payments shall terminate at the earliest of the one year anniversary date of the date of termination of employment or upon Executive commencing employment with another entity; or

                           (ii) In the event Executive is employed with another entity and his salary is lower than his base salary plus bonus in effect at the time of termination of employment with Company, Company shall make monthly cash payments to Executive equal to the difference between Executive's salary received from his new employer and Executive's monthly base salary plus bonus at the time of termination of employment with Company, which payments shall terminate at the earliest of the one year anniversary date of the date of termination of employment with Company or at the time Executive's salary from his new employment is equal to or greater

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                  than Executive's base salary plus bonus at the time of
                  termination of employment with Company.

                           (iii) All payments pursuant to this subparagraph 3.02(e) shall be conditioned on Executive's confirmation, to Company's satisfaction, that he is actively seeking gainful employment.

                  (f)      For purposes of subparagraphs 3.02(d) and 3.02(e):
         (i) "monthly base salary" shall mean one hundred twenty nine and 87/100ths percent (129.87%) of the monthly base salary stated in paragraph 1 of Exhibit B (or of the amount of Executive's monthly base salary at the time of termination), and (ii) "bonus" shall mean the amount resulting from dividing by twelve (12) one hundred twenty nine and 87/100ths percent (129.87%) of the amount stated in paragraph 2 of Exhibit B (or of the amount of the last annual bonus granted to Executive). Provided, however, that if the amounts payable to Executive under paragraphs 1 or 2 of Exhibit B are increased as provided in paragraph 3 of Exhibit B, then, for purposes of subparagraphs 3.02(d) and 3.02(e): (i) "monthly base salary" shall mean the monthly base salary stated in paragraph 1 of Exhibit B as increased under paragraph 3 of Exhibit B, and (ii) "bonus" shall mean the amount resulting from dividing by twelve (12) the amount stated in paragraph 2 of Exhibit B as increased under paragraph 3 of Exhibit B.

                  (g)      All payments made to Executive under this Paragraph
         3.02 shall be reduced by amounts (i) required to be withheld in accordance with federal, state and local laws and regulations in effect at the time of payment, or (ii) owed to Company and by Executive for any amounts advanced, loaned or misappropriated.

         3.03 RETURN OF COMPANY PROPERTY. In the event of termination of Executive's employment all corporate documents, records, files, credit cards, computer disks and tapes, computer access cards, codes and keys, file access codes and keys, building and office access cards, codes and keys, materials, equipment and other property of Company which is in Executive's possession shall be returned to Company at their principal business offices on the date of termination of Executive's employment, or within one business day thereafter if termination occurs without notice. Executive may copy, at Executive's expense, documents, records, materials and information of Company only with Company's express, written permission.

                                   ARTICLE IV
                         PROTECTION OF TRADE SECRETS AND
                           CONFIDENTIAL BUSINESS DATA

         4.01 CONFIDENTIAL INFORMATION. The definition of "Confidential Information" as set forth in Paragraph 1.01 is not intended to be complete From time to time during the term of his employment, Executive may gain access to other information not generally known to the public and proprietary to Company concerning Company's businesses that is of commercial value to Company, which information shall be included in the definition under Paragraph 1.01 above, even though not specifically listed in that Paragraph. The definition of Confidential Information and the provisions of this Article IV apply to any form in which the subject information, trade secrets, or data may appear, whether written, oral, or any other form of recording or storage.

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         4.02     MAINTAIN IN CONFIDENCE. Executive shall hold the Confidential
Information, including trade secrets and/or data, in the strictest confidence and will never, without prior written consent of Company, (directly or indirectly) disclose, assign, transfer, convey, communicate to, or use for his own or another's benefit, or (directly or indirectly) disclose, assign, transfer, convey, communicate to or use by him, a competitor of Company or any other person or entity, including, but not limited to, the press, other professionals, corporations, partnerships or the public, the Confidential Information at any time during his employment with Company or at any time after his termination of employment with Company, regardless of the reason for the Executive's termination, whether voluntary or involuntary. Executive further promises and agrees that he will faithfully abide by any rules, policies, practices or procedures existing or which may be established by Company for insuring the confidentiality of the Confidential Information, including, but not limited to, rules, policies, practices or procedures:

                  (a)      Limiting access to authorized personnel;

                           (i) Limiting copying of any writing, data or recording;

                           (ii) Requiring storage of property, documents or data in secure facilities provided by Company and limiting safe or vault lock combinations or keys to authorized personnel; and/or

                           (iii) Checkout and return or other procedures promulgated by Company from time to time.

         4.03 RETURN OF INFORMATION. Upon termination of the employer-employee relationship, whether voluntary or involuntary, Executive will return to Company any and all written or otherwise recorded form of all Confidential Information (and any copies thereof) in his possession, custody or control, including, but not limited to, notebooks, memoranda, specifications, customer lists, prospective or potential customer lists, or price lists, and will take with him, upon leaving Company's place of business or employment with Company, no such documents, data, writings, recordings, or reproduction in any form which may have been entrusted or obtained by him during the course of his employment or to which he had access, possession, custody or control, except with Company's express, written permission. Upon termination of employment, whether voluntary or involuntary, Executive will deliver to Company all Confidential Information in recorded form in his possession, custody or control and shall also deliver any and all property, devices, parts, mock-ups, and finished or unfinished machinery or equipment in his possession, custody or control which belongs to Company. Executive shall also deliver, upon his termination, whether voluntary or involuntary, all records, drawings, blueprints, notes, notebooks, memoranda, specifications and documents or dates, in any form, which contain Confidential Information.

         4.04 IRREPARABLE HARM. The parties acknowledge that Company will suffer irreparable harm if the Executive breaches Paragraphs 4.02 or 4.03, either during or after his employment. Accordingly, Company shall be entitled, in addition to any other right and remedy it may have at law or equity, to a temporary restraining order and/or injunction, without the posting of a bond or other security, enjoining or restraining the Executive from any violation of Paragraphs 4.02 or 4.03,

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and the Executive hereby consents to Company's right to seek the issuance of such injunction. If Company institutes any such action against Executive, alone or in conjunction with any third party or parties to enforce any terms or provisions of Paragraphs 4.02 or 4.03, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.

                                    ARTICLE V
                             COVENANT NOT TO COMPETE

         5.01 NONCOMPETE. In consideration for the compensation to be paid by Company to Executive, as described in Exhibit B attached hereto, Executive agrees to the following:

                  (a) Executive agrees that during his employment with Company and during the period of time ending two years after Executive's termination by, or resignation from, Company, (the "Non-Compete Period"), Executive shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of Company in geographic area where, during such Non-Compete Period, the business of Company was being conducted or was proposed to be conducted in any manner whatsoever. Furthermore, Executive shall not, directly or indirectly, during the Non-Compete Period, request or cause any collaborative partners, contracting parties, suppliers, or customers with whom Company has a business relationship to cancel or terminate any such business relationship with Company or solicit, interfere with or entice from Company any employee (or former employee) of Company. The mere ownership by Executive of not more than two percent (2%) of the shares of stock of any corporation shall not be deemed, in and of itself, to violate the prohibitions of this Paragraph 5.01(a).

                  (b) Executive acknowledges that Company conducts business on a world-wide basis and that, therefore, the territorial and time limitations set forth in this provision are reasonable and properly required for the adequate protection of the business of Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial or time limitation to the area or period which such court shall deem reasonable.

                  (c) The existence of any claim or cause of action by Executive against Company shall not constitute a defense to the enforcement by Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

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         5.02     IRREPARABLE HARM. The parties acknowledge that Company will suffer irreparable harm if Executive breaches Paragraph 5.01. Accordingly, Company shall be entitled, in addition to any other right and remedy it may have at law or equity, to a temporary restraining order and/or injunction, without the posting of a bond or other security, enjoining or restraining Executive from any violation of Paragraph 5.01, and Executive hereby consents to Company's right to seek the issuance of such injunction. If Company institutes any such action against Executive, alone or in conjunction with any third party or parties to enforce any terms or provisions of Paragraph 5.01, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.

         5.03 LIMIT TO EXTENT ENFORCEABLE. In the event that a court of competent jurisdiction determines that any of the provisions of Paragraph 5.01 are unreasonable, it may limit such provision to the extent it deems reasonable, without declaring the provision or Paragraph 5.01 invalid in its entirety. This provision shall not be construed as an admission by Company, but is only included to provide Company with the maximum possible protection for its business, Confidential Information, trade secrets and data, consistent with the right of Executive to earn a livelihood subsequent to the termination of his employment.

                                   ARTICLE VI
                                   INVENTIONS

         6.01 DISCLOSURE. Executive shall promptly and fully disclose to Company and will hold in trust for Company's sole right and benefit, any Invention which Executive, during the period of his employment, makes, conceives, or reduces to practice or causes to be made, conceived, or reduced to practice either alone or in conjunction with others that:

                  (a) Relates to any subject matter pertaining to Executive's employment;

                  (b) Relates to or is directly or indirectly connected with the business, products, projects, or Confidential Information of Company; or

                  (c) Involves the use of any time, material or facility of Company.

Any and all Inventions shall be considered "work for hire."

         6.02 ASSIGNMENT OF OWNERSHIP. Executive hereby assigns to Company all of Executive's right, title, and interest in and to all such Inventions as described in Paragraph 6.01 and, upon Company's request, Executive shall execute, verify, and deliver to Company such documents including, without limitation, assignments and applications for Letters Patent, and shall perform such other acts, including, without limitation, appearing as a witness in any action brought in connection with this Agreement that is necessary to enable Company to obtain the sole right, title, and benefit to all such Inventions.

         6.03 EXCLUDED INVENTIONS. It is further agreed, and Executive is hereby so notified, that the above agreement to assign Inventions to Company does not apply to any invention for which no

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equipment, supplies, facility or Confidential Information of Company was used, which was developed entirely on Executive's own time, and

                  (a)      Which does not relate:

                           (i)      Directly to the businesses of Company; or

                           (ii)     To Company's actual or demonstrably
                  anticipated research or development; and

                  (b) Which does not result from any work performed by Executive for Company.

         6.04 PRIOR INVENTIONS. Attached to this Agreement as Exhibit C, which must be initialed by both parties, is a list of all of the Inventions, by description, if any, in which Executive possesses any right, title, or interest prior to this employment and the execution of this Agreement, which are not subject to the terms of this Agreement.

         6.05 SPECIFIC PERFORMANCE; ATTORNEY FEES. Executive expressly acknowledges and agrees that any violation of any terms of Paragraphs 6.01 or
6.02 may result in the issuance of a temporary restraining order and/or injunction against Executive to effect specific performance of the terms of Paragraphs 6.01 or 6.02. If Company institutes any action against Executive, alone or in conjunction with any third party or parties, to enforce any term or provision of Paragraphs 6.01 or 6.02, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party's reasonable attorneys' fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with Paragraph 8.02.

                                   ARTICLE VII
                           GOVERNING LAW; JURISDICTION

         7.01 GOVERNING LAW. The legality, validity, enforceability and interpretation of this Agreement and the relationship of the parties hereunder shall be governed by the laws of the State of Minnesota, without giving effect to its principles of conflict of laws.

         7.02 JURISDICTION. Any claim, cause of action, suit or demand allegedly arising out of or related to this Agreement, or the relationship of the parties, shall be brought exclusively in the state or federal courts located in Hennepin County, Minnesota, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

                                  ARTICLE VIII
                            CERTAIN COMPANY REMEDIES

         8.01 CERTAIN COMPANY REMEDIES. The parties acknowledge that Company will suffer irreparable harm if the Executive breaches Paragraphs 4.02, 4.03,
5.01 and/or 6.01 or 6.02 of this Agreement. Accordingly, Company shall be entitled to seek any right or remedy it may have, under

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this Agreement or otherwise, at law or equity, including but not limited to, an injunction, enjoining or restraining Executive from any violation of Paragraphs 4.02, 4.03, 5.01 and/or 6.01 or 6.02 of this Agreement.

         8.02 PAYMENT OF FEES AND EXPENSES. If any party initiates or becomes a party to a formal proceeding, in law or equity, involving this Agreement, and if either party obtains a substantial portion of the relief requested by that party (the "prevailing party"), then the non-prevailing party shall pay all of its and the prevailing party's reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to such proceeding. If neither party obtains a substantial portion of the relief requested each shall bear its/his own expenses. In the event Executive is terminated pursuant to Subparagraph 3.01(c) and determines to challenge Company's determination of cause, Company and Executive shall each bear its/his own expenses in connection with any proceeding initiated by Executive with respect to the determination as to "cause".

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.01 INDEMNIFICATION. As to acts or omissions of Executive which are within the scope of Executive's authority as an officer, director, or employee of Company, Company shall indemnify Executive, and his legal representatives and heirs, to the maximum extent permitted by Minnesota law.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01 SUCCESSORS. This Agreement is personal to Executive and Executive may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person. This Agreement may be assigned by Company, but subject to the provisions of Paragraph 3.02(g). This Agreement is binding on any successors or assigns of Company.

         10.02 WAIVER. The waiver by any party of the breach or nonperformance of any provision of this Agreement by any other party will not operate or be construed as a waiver of any future breach or nonperformance under any provision of this Agreement or any similar agreement with any other employee.

         10.03 NOTICES. Any and all notices referred to herein shall be deemed properly given only if in writing and delivered personally or sent postage prepaid, by certified mail, return receipt requested, as follows:

                  (a) To Company by notice to the Chairman and the Secretary of Company's Board of Directors, as well as to the Chairman of the Company's Compensation Committee.

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                  (b)      To Executive at his work address with Company in the
         United States, with a copy to Executive's address in the Republic of France as it appears in the records of Company.

The date on which notice to Company or Executive shall be deemed to have been given if mailed as provided above shall be the date on the certified mail return receipt. Personal delivery to Executive shall be deemed to have occurred on the date notice was delivered to Executive personally or deposited in a mail box or slot or left with security or administrative personnel, at Executive's residence by a representative of Company or any messenger or delivery service.

         10.04 SURVIVAL OF CERTAIN PROVISIONS. The provisions of Articles 4, 5, 6, 7 and 8 and Paragraph 3.03 hereof shall survive the termination of this Agreement.

         10.05 MODIFICATION. This Agreement supersedes any and all prior oral and written understandings, if any, between the parties relating to the subject matter of this Agreement. This Agreement sets forth the entire understandings and agreements between the parties and is the complete and exclusive statement of the terms and conditions thereof, that there are no other written or oral agreements in regard to the subject matter of this Agreement other than those agreements, plans, programs and policies expressly referred to herein. This Agreement shall not be changed or modified except by a written document signed by the parties hereto.

         10.06 Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

         10.07 Headings. Headings are included in this Agreement for convenience of reference only, are not to be considered part of this Agreement and are not intended to be full or accurate descriptions of the contents hereof.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date written above.

MakeMusic! Inc.                                  Executive

By: /s/ Barbara S. Remley                        /s/ Sean Lafleur
    -----------------------------                ----------------------------
                                                 Sean Lafleur
Its: CFO
     ----------------------------


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

                                    Exhibit A

                               DUTIES OF EXECUTIVE

Executive's duties shall include, but not be limited to, the following:

         (a) Executive agrees, during his employment, to devote all necessary time and best efforts to the businesses of Company, including, without limitation, the performance of those duties and responsibilities reasonably and customarily associated with his position; provided, however, that Executive's duties and responsibilities shall be subject to determination by Company's Board of Directors; this includes requesting Executive to provide services to subsidiaries of Company whether located in the United States, The Republic of France or elsewhere. Executive shall be granted such powers and authority as are reasonably and customarily associated with his position.

         (b) Executive shall report to, and at all times shall be subject to the direction of Company's Board of Directors.

                                    Exhibit B

                            COMPENSATION OF EXECUTIVE

         In consideration for the performance of his obligations under this Agreement, Executive shall receive the following compensation, subject to any withholding and other tax requirements as may be imposed by any applicable federal, state, or local government authorities and other normal and usual employee deductions:

1. An annual base salary of One Hundred Forty Two Thousand Five Hundred Forty and No/100ths Euros ((euro)142,540). Company shall pay Executive his base salary on monthly payments equal to Eleven Thousand Eight Hundred Seventy Eight and 33/100 Euros ((euro)11,878.33) ("monthly base salary") payable on the 15th and 31st day of every month, unless Company agrees to make payments on shorter intervals of time.

2. Upon approval by Company's Board of Directors, in its sole discretion, an annual bonus of Sixty Eight Thousand Nine Hundred Eighty Seven and No/100ths Euros ((euro)68,987). The annual bonus, if any is granted, shall be payable at the time determined by Company's Board of Directors but not later than March 31 of each year.

3. In the event MakeMusic, SA closes down its operations and, thereafter, Executive agrees to devote his full time and efforts to the performance of his obligations under this Agreement and not to undertake any professional commitments that might interfere with or impair his performance of such responsibilities, Company shall increase the payments referenced in paragraphs 1 and 2 of this Exhibit B by twenty nine and 87/100ths percent (29.87%). Nothing herein shall limit or modify Company's rights under this Agreement.

4. All payments referenced in paragraphs 1 and 2 of this Exhibit B shall be made in Euros by wire transfer to the bank account(s) designated by Executive from time to time.

5. Company shall pay the fees and other costs related to preparing and filing Executive's U.S. income tax return, but only up to a maximum of Five Thousand Dollars and No/100ths ($5,000) per annum. Any payments under this paragraph 5 shall be made directly to the person providing the services herein referenced or to Executive in case he has made such payments to the service provider.

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

                                    Exhibit C

                                PRIOR INVENTIONS

None